                                                                    Exhibit 10.1

                              EMPLOYMENT AGREEMENT

         This Agreement is made effective as of______________ __, 2002 (the "Effective Date"), by and between Clay County Savings Bank a federally chartered savings bank with its principal office in Liberty, Missouri, and JOHN R. DAVIS (the "Executive"). References to the "Company" mean CCSB Financial Corp., the wholly owned subsidiary of the Company.

         WHEREAS, the Executive has served as an officer of the Bank since ___________ and as an officer of the Company since its formation as the holding company for the Bank; and

         WHEREAS, the Bank wishes to assure itself of the services of Executive as an officer of the Bank for the period provided in this Agreement; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Bank and to provide further incentive to achieve the financial and performance objectives of the Bank and the Company, the parties desire to specify the severance benefits which shall be due the Executive in the event that his employment with the Bank is terminated under specified circumstances;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

1.       POSITION AND RESPONSIBILITIES.

         During the period of his employment hereunder, Executive agrees to serve as President and Chief Executive Officer of the Bank (the "Executive Position"). During said period, Executive also agrees to serve, if elected, as an officer and director of any subsidiary or affiliate of the Bank. Failure to reelect Executive to the Executive Position without the consent of the Executive during the term of this Agreement (except for any termination for Cause, as defined herein) shall constitute a breach of this Agreement.

2.       TERM AND DUTIES.

         (a) The period of Executive's employment under this Agreement shall begin as of the date first above written and shall continue for a period of thirty-six (36) full calendar months thereafter. Commencing on the first anniversary date of this Agreement, and continuing at each anniversary date thereafter, the Agreement shall renew for an additional year such that the remaining term shall be thirty-six (36) full calendar months; provided, however, if written notice of nonrenewal is provided to Executive at least ten (10) days and not more than thirty (30) days prior to any anniversary date, the employment of Executive hereunder shall cease at the end of thirty-six (36) months following such anniversary date. Prior to each notice period for non-renewal, the disinterested members of the board of directors ("Board") will conduct a performance evaluation and review of the Executive for purposes of determining whether to extend the Agreement, and the results thereof shall be included in the minutes of the Board's meeting and communicated to Executive.

         (b) During the period of his employment hereunder, except for periods of absence occasioned by illness, reasonable vacation periods, and reasonable leaves of absence approved by the Board, Executive shall devote substantially all his business time, attention, skill, and efforts to the faithful performance of his duties hereunder including activities and services related to the organization, operation and management of the Bank; provided, however, that, with the approval of the Board of the Bank, as evidenced by a resolution of such Board, from time to time, Executive may serve, or continue to serve, on the boards of directors of, and hold any other offices or positions in, business companies or business organizations, which, in such Board's judgment, will not present any conflict of interest with the Bank, or materially affect the performance of Executive's duties pursuant to this Agreement (it being understood that membership in and service on boards or committees of social, religious, charitable or similar organizations does not require Board approval pursuant to this Section 2(b)). For purposes of this Section 2(b), Board approval shall be deemed provided as to service with any such business companies or organizations that Executive was serving as of the date of this Agreement as set forth in Exhibit A hereto.

3.       COMPENSATION, BENEFITS AND REIMBURSEMENT.

         (a) The compensation specified under this Agreement shall constitute the salary and benefits paid for the duties described in Section 2(b). The Bank shall pay Executive as compensation a salary of not less than $104,700 per year ("Base Salary"). Such Base Salary shall be payable biweekly, or with such other frequency as officers and employees are generally paid. During the period of this Agreement, Executive's Base Salary shall be reviewed at least annually. Such review may be conducted by a Committee designated by the Board, and the Board may increase, but not decrease (except a decrease that is generally applicable to all employees), Executive's Base Salary (any increase in Base Salary shall become the "Base Salary" for purposes of this Agreement). In addition to the Base Salary provided in this Section 3(a), the Bank shall provide Executive at no cost to Executive with all such other benefits as are provided uniformly to permanent full-time employees of the Bank. Base Salary shall include any amounts of compensation deferred by Executive under qualified and nonqualified plans maintained by the Bank.

         (b) The Bank will provide Executive with employee benefit plans, arrangements and perquisites substantially equivalent to those in which Executive was participating or otherwise deriving benefit from immediately prior to the beginning of the term of this Agreement, and the Bank will not, without Executive's prior written consent, make any changes in such plans, arrangements or perquisites which would adversely affect Executive's rights or benefits thereunder, except as to any changes that are applicable to all participating employees or as reasonably or customarily available. Without limiting the generality of the foregoing provisions of this Subsection (b), Executive will be entitled to participate in or receive benefits under any employee benefit plans including, but not limited to, retirement plans, supplemental retirement plans, pension plans, profit-sharing plans, health-and-accident insurance plans, medical coverage or any other employee benefit plan or arrangement made available by the Bank or the Company in the future to its senior executives and key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements. Executive will be entitled to incentive compensation and bonuses as provided in any plan of the Bank or the Company in which Executive is eligible to participate. Nothing paid to the

Executive under any such plan or arrangement will be deemed to be in lieu of other compensation to which the Executive is entitled under this Agreement.

         (c) In addition to the Base Salary provided for by paragraph (a) of this Section 3, the Bank or the Company shall pay or reimburse Executive for all reasonable travel and other reasonable expenses incurred by Executive performing his obligations under this Agreement and may provide such additional compensation in such form and such amounts as the Board may from time to time determine. The Bank shall reimburse the Executive for his ordinary and necessary business expenses, including, without limitation, fees for memberships in such clubs and organizations as the Executive and the Board shall mutually agree are necessary and appropriate for business purposes, and travel and entertainment expenses, incurred in connection with the performance of his duties under this Agreement, upon presentation to the Bank of an itemized account of such expenses in such form as the Bank may reasonably require.

4.       PAYMENTS TO EXECUTIVE UPON AN EVENT OF TERMINATION.

         (a) Upon the occurrence of an Event of Termination (as herein defined) during the Executive's term of employment under this Agreement, the provisions of this section shall apply. As used in this Agreement, an "Event of Termination" shall mean and include any one or more of the following: (i) the termination by the Bank of Executive's full-time employment hereunder for any reason other than a termination following a Change in Control, as defined in
Section 5(a) hereof, or a termination for Cause, as defined in Section 8 hereof, or a termination upon Retirement as defined in Section 7 hereof, or a termination for disability as set forth in Section 6 hereof; and (ii) Executive's resignation from the Bank's employ, upon any of the following: (A) failure to elect or reelect or to appoint or reappoint Executive to the Executive Position, or to elect Executive to the Board of Directors of Bank, unless consented to by the Executive, (B) a material change in Executive's function, duties, or responsibilities, which change would cause Executive's position to become one of lesser responsibility, importance, or scope from the position and attributes thereof described in Sections 1 and 2 above, to which Executive has not agreed in writing (and any such material change shall be deemed a continuing breach of this Agreement), (C) a relocation of Executive's principal place of employment to a location that is more than 25 miles from the location of the Bank's principal executive offices as of the date of this Agreement, or a material reduction in the benefits and perquisites, including Base Salary, to the Executive from those being provided as of the effective date of this Agreement (except for any reduction that is part of an employee-wide reduction in pay or benefits), (D) a liquidation or dissolution of the Bank, or
(E) material breach of this Agreement by the Bank. Upon the occurrence of any event described in clauses (ii) (A), (B), (C), (D) or (E) above, Executive shall have the right to elect to terminate his employment under this Agreement by resignation upon not less than thirty (30) days prior written notice given within a reasonable period of time (not to exceed, except in case of a continuing breach, four calendar months) after the event giving rise to said right to elect, which termination by Executive shall be an Event of Termination. No payments or benefits shall be due to Executive under this Agreement upon the termination of Executive's employment except as provided in Section 4 or 5 hereof.

         (b) Upon the occurrence of an Event of Termination, the Bank shall pay to Executive, or, in the event of his subsequent death, his beneficiary or beneficiaries, or his estate, as the case may be, as severance pay or liquidated damages, or both, a cash amount equal to the compensation payable to the Executive for the remaining term of the Agreement. For these purposes compensation includes (A) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (B) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the termination and (C) any other taxable or nontaxable compensation paid to or on behalf of the Executive during the twelve months ending immediately prior to Executive's termination, including the amount of any benefits credited, accrued or received pursuant to any employee benefit plan, other than a welfare plan, on behalf of the Executive maintained by the Bank or the Company during such period. The sum of these amounts shall be divided by twelve and multiplied by the number of full months in the remaining term of the Agreement. Further, for these purposes, any partial month shall be rounded up. At the election of the Executive, which election is to be made annually by January 31 (or as to the first year, within thirty days of the date of the Agreement) of each year and is irrevocable for the year in which made (and once payments commence), such payments shall be made in a lump sum or paid quarterly during the remaining term of the agreement following the Executive's termination. In the event that no election is made, payment to the Executive will be made in a lump sum without reduction for present value. Such payments shall not be reduced in the event the Executive obtains other employment following termination of employment.

         (c) Upon the occurrence of an Event of Termination, the Bank will cause to be continued for the remaining term of the Agreement, life, medical and dental coverage substantially comparable, as reasonably or customarily available, to the coverage maintained by the Bank for Executive prior to his termination, except to the extent such coverage may be changed in its application to all Bank employees. In the alternative, the Company shall pay to the Executive a cash amount equal to the Executive's cost of obtaining such benefits on his own, adjusted for any federal or state income taxes the Executive has to pay on the cash amount.


5.       CHANGE IN CONTROL.

         (a) "Change in Control" shall mean a change in control of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Home Owners' Loan Act, as amended ("HOLA"), and applicable rules and regulations promulgated thereunder, as in effect at the time of the Change in Control; or (iii) without limitation such a Change in Control shall be deemed to have occurred at such time as (a) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of Company's outstanding securities except for any securities purchased by the Bank's employee stock ownership plan or trust; or (b) individuals who constitute the Board on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (b), considered as though he were a member of the Incumbent Board; or (c) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Company or similar transaction in which the Bank or Company is not the surviving institution occurs; or (d) a proxy statement soliciting proxies from stockholders of the Company, by someone other than the current management of the Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Company or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the Plan are to be exchanged for or converted into cash or property or securities not issued by the Company; or (e) a tender offer is made for 25% or more of the voting securities of the Company and the shareholders owning beneficially or of record 25% or more of the outstanding securities of the Company have tendered or offered to sell their shares pursuant to such tender offer and such tendered shares have been accepted by the tender offeror.

         (b) If any of the events described in Section 5(a) hereof constituting a Change in Control shall have occurred or the Board has determined that a Change in Control has occurred, Executive shall be entitled to the benefits provided in paragraphs (c) and (d) of this Section 5 upon his subsequent termination of employment at any time during the term of this Agreement (regardless of whether such termination results from his resignation or his dismissal), unless such termination is (A) because of his death or Retirement, or, (B) for Disability. Upon a Change in Control, and for a period of one year thereafter, Executive shall have the right to elect to terminate his employment with the Bank, for any reason, and receive the benefits provided for in this
Section 5.

         (c) Upon the occurrence of a Change in Control followed by the termination of Executive's employment by the Bank (including a termination referred to in the last sentence of Section 5(b) above), the Executive, or, in the event of his subsequent death (subsequent to such termination), his beneficiary or beneficiaries, or his estate, as the case may be, shall receive as severance pay or liquidated damages, or both, an amount equal to the greater of (i) three times the sum of: (A) the highest annual rate of Base Salary paid to Executive at any time under this Agreement, and (B) the greater of (x) the average annual cash bonus paid to Executive with respect to the three completed fiscal years prior to the termination, or (y) the cash bonus paid to Executive with respect to the fiscal year ended prior to the termination, or (ii) 299% of the Executive's "base amount" as defined in Section 280G(b)(3) of the Code.

         (d) Upon the occurrence of a Change in Control followed by the termination of Executive's employment, the Bank will cause to be continued life, medical and dental insurance coverage substantially comparable, as reasonably or customarily available, to the coverage maintained by the Bank for Executive prior to his severance, except to the extent such coverage is changed in its application to all employees of the Bank or not available on an individual basis to a terminated employee. Such coverage shall cease thirty-six (36) months from the date of Executive's termination of employment. In the alternative, the Bank shall pay to the Executive a cash amount equal to the Executive's cost of obtaining such benefits on his own, adjusted for any federal or state income taxes the Executive has to pay on the cash amount.

         (e) Notwithstanding the preceding paragraphs of this Section, in the event that:

              (i) the aggregate payments or benefits to be made or afforded to Executive under said paragraphs (the "Termination benefits") would be deemed to include an "excess parachute payment" under Section 280G of the Code or any successor thereto; and

              (ii) if such Termination Benefits were reduced to an amount (the "Non-Triggering Amount"), the value of which is one dollar ($1.00) less than an amount equal to the total amount of payments permissible under
         Section 280G of the Code or any successor thereto, then the Termination Benefits to be paid to Executive shall be so reduced so as to be a Non-Triggering Amount.

6.       TERMINATION FOR DISABILITY OR DEATH.

         (a) Termination of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System. The provisions of paragraph 6(b) and (c) shall apply upon the termination Executive's employment for "Disability.

         (b) The Bank will pay Executive, as disability pay, a bi-weekly payment equal to the seventy-five percent (75%) of the Executive's bi-weekly rate of Base Salary on the effective date of such termination. These disability payments shall commence on the effective date of Executive's termination and will end on the earlier (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; or (iv) Executive's death. The disability pay shall be reduced by the amount, if any, paid to the Executive under any plan of the Bank or the Company providing disability benefits to the Executive.

         (c) The Bank will cause to be continued life, medical and dental coverage substantially comparable, as reasonable or customarily available, to the coverage maintained by the Bank for Executive prior to his termination for Disability, except to the extent such coverage may be changed in its application to all Bank employees or not available on an individual basis to an employee terminated for Disability. This coverage shall cease upon the earlier of (i) the date Executive returns to the full-time employment of the Bank in the same capacity as he was employed prior to his termination for Disability and pursuant to an employment agreement between Executive and the Bank; (ii) Executive's full-time employment by another employer; (iii) Executive attaining the age of 65; or (iv) Executive's death.

         (d) In the event of Executive's death during the term of the Agreement, his estate, legal representatives or named beneficiaries (as directed by executive in writing) shall be paid Executive's Base Salary as defined in paragraph 3(a) at the rate in effect at the time of Executive's death for a period of one (1) year from the date of the Executive's death, and the

Bank will continue to provide medical, dental and other insurance benefits normally provided for an Executive's family for one (1) year after the Executive's death.

7.       TERMINATION UPON RETIREMENT.

         Termination of the Executive's employment based on "Retirement" shall mean termination of Executive's employment at age 65 or in accordance with any retirement policy established with Executive's consent with respect to him. Upon termination of Executive upon Retirement, no amounts or benefits shall be due Executive under this Agreement, and the Executive shall be entitled to all benefits under any retirement plan of the Bank and other plans to which Executive is a party.

8.       TERMINATION FOR CAUSE.

         The term "Termination for Cause" shall mean termination because of the Executive's personal dishonesty, incompetence, willful misconduct, any breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any law, rule, or regulation (other than traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of this Agreement. In determining incompetence, the acts or omissions shall be measured against standards generally prevailing in the savings institution and commercial banking industry. For purposes of this paragraph, no act or failure to act on the part of Executive shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that the Executive's action or omission was in the best interest of the Bank. Executive's employment shall not be terminated in accordance with this paragraph for any act or action or failure to act which is undertaken or omitted in accordance with a resolution of the Board or upon advice of the Bank's counsel. Notwithstanding the foregoing, Executive shall not be deemed to have been Terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the members of the Board at a meeting of the Board called and held for that purpose (after reasonable notice to Executive and an opportunity for him, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board, Executive was guilty of conduct justifying Termination for Cause and specifying the particulars thereof in detail. The Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause. Any non-vested stock options granted to Executive under any stock option plan of the Bank, the Company or any subsidiary or affiliate thereof, shall become null and void effective upon Executive's receipt of Notice of Termination for Cause pursuant to Section 9 hereof, and shall not be exercisable by Executive at any time subsequent to such Termination for Cause (unless it is determined in arbitration that grounds for Termination for Cause did not exist, in which event all terms of the options as of the date of termination shall apply, and any time periods for exercising such options shall commence from the date of resolution in arbitration).

9.       NOTICE.

         (a) Any purported termination by the Bank for Cause shall be communicated by Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this

Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated. If, within thirty (30) days after any Notice of Termination for Cause is given, the Executive notifies the Bank that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration. Notwithstanding the pendency of any such dispute, the Bank may discontinue to pay Executive compensation until the dispute is finally resolved in accordance with this Agreement. If it is determined that Executive is entitled to compensation and benefits under Section 4 or 5 of this Agreement, the payment of such compensation and benefits by the Bank shall commence immediately following the date of resolution by arbitration, with interest due Executive on the cash amount that would have been paid pending arbitration (at the prime rate as published in the Wall Street Journal from time to time).

         (b) Any other purported termination by the Bank or by Executive shall be communicated by a Notice of Termination to the other party. For purposes of this Agreement, a "Notice of Termination" shall mean a written notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in detail the facts and circumstances claimed to provide a basis for termination of employment under the provision so indicated. "Date of Termination" shall mean the date of the Notice of Termination. If, within thirty
(30) days after any Notice of Termination is given, the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the parties shall promptly proceed to arbitration as provided in Section 19 of this Agreement. Notwithstanding the pendency of any such dispute, the Bank shall continue to pay the Executive his Base Salary, and other compensation and benefits in effect when the notice giving rise to the dispute was given (except as to termination of Executive for Cause). In the event of the voluntary termination by the Executive of his employment, which is disputed by the Bank, and if it is determined in arbitration that Executive is not entitled to termination benefits pursuant to this Agreement, he shall return all cash payments made to him pending resolution by arbitration, with interest thereon at the prime rate as published in the Wall Street Journal from time to time if it is determined in arbitration that Executive's voluntary termination of employment was not taken in good faith and not in the reasonable belief that grounds existed for his voluntary termination.

10.      NON-COMPETITION AND POST-TERMINATION OBLIGATIONS.

         (a) All payments and benefits to Executive under this Agreement shall be subject to Executive's compliance with paragraph (b), (c) and (d) of this
Section 10.

         (b) Executive shall, upon reasonable notice, furnish such information and assistance to the Bank as may reasonably be required by the Bank in connection with any litigation in which it or any of its subsidiaries or affiliates is, or may become, a party.

         (c) Executive recognizes and acknowledges that the knowledge of the business activities and plans for business activities of the Employers and affiliates thereof, as it may exist from time to time, is a valuable, special and unique asset of the business of the Employers. Executive will not, during or after the term of his employment, disclose any knowledge of the past, present, planned or considered business activities of the Employers or affiliates thereof to any person, firm, corporation, or other entity for any reason or purpose whatsoever (except for such disclosure as may be required to be provided to the Office of Thrift Supervision, the Federal

Deposit Insurance Corporation, or other bank regulatory agency with jurisdiction over the Bank or Executive). Notwithstanding the foregoing, Executive may disclose any knowledge of banking, financial and/or economic principles, concepts or ideas which are not solely and exclusively derived from the business plans and activities of the Bank, and Executive may disclose any information regarding the Bank which is otherwise publicly available or which Executive is otherwise legally required to disclose. In the event of a breach or threatened breach by the Executive of the provisions of this Section 10, the Employers will be entitled to an injunction restraining Executive from disclosing, in whole or in part, the knowledge of the past, present, planned or considered business activities of the Employers or affiliates thereof, or from rendering any services to any person, firm, corporation, other entity to whom such knowledge, in whole or in part, has been disclosed or is threatened to be disclosed. Nothing herein will be construed as prohibiting the Employers from pursuing any other remedies available to the Employers for such breach or threatened breach, including the recovery of damages from Executive.

         (d) Upon any termination of Executive's employment hereunder pursuant to Section 4 of this Agreement, Executive agrees not to compete with the Employers for a period of one (1) year following such termination in any city, town or county in which the Bank has an office or has filed an application for regulatory approval to establish an office, determined as of the effective date of such termination, except as agreed to pursuant to a resolution duly adopted by the Board. Executive agrees that during such period and within said cities, towns and counties, Executive shall not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of the Bank. The parties hereto, recognizing that irreparable injury will result to the Bank, its business and property in the event of Executive's breach of this Section 10(d) agree that in the event of any such breach by Executive, the Bank will be entitled, in addition to any other remedies and damages available, to an injunction to restrain the violation hereof by Executive, Executive's partners, agents, servants, employers, employees and all persons acting for or with Executive. Executive represents and admits that Executive's experience and capabilities are such that Executive can obtain employment in a business engaged in other lines and/or of a different nature than the Bank, and that the enforcement of a remedy by way of injunction will not prevent Executive from earning a livelihood. Nothing herein will be construed as prohibiting the Bank from pursuing any other remedies available to it for such breach or threatened breach, including the recovery of damages from Executive.

11.      SOURCE OF PAYMENTS.


         All payments provided in this Agreement shall be timely paid in cash or check from the general funds of the Bank. The Company, however, guarantees payment and provision of all amounts and benefits due hereunder to Executive, and if such amounts and benefits due from the Bank are not timely paid or provided by the Bank, such amounts and benefits shall be paid or provided by the Company.


12.      EFFECT ON PRIOR AGREEMENTS AND EXISTING BENEFITS PLANS.

         This Agreement contains the entire understanding between the parties hereto and supersedes any prior employment agreement between the Bank or any predecessor of the Bank and Executive, except that this Agreement shall not affect or operate to reduce any benefit or compensation inuring to the Executive of a kind elsewhere provided. No provision of this Agreement shall be interpreted to mean that Executive is subject to receiving fewer benefits than those available to him without reference to this Agreement.

13.      NO ATTACHMENT; BINDING ON SUCCESSORS.

         (a) Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation, or to execution, attachment, levy, or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void, and of no effect.

         (b) This Agreement shall be binding upon, and inure to the benefit of, Executive and the Bank and their respective successors and assigns.

14.      MODIFICATION AND WAIVER.

         (a) This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

         (b) No term or condition of this Agreement shall be deemed to have been waived, nor shall there be any estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel. No such written waiver shall be deemed a continuing waiver unless specifically stated therein, and each such waiver shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future as to any act other than that specifically waived.

15.      REQUIRED PROVISIONS.


         (a) The Bank may terminate the Executive's employment at any time. Executive shall not have the right to receive compensation or other benefits for any period after Termination for Cause as defined in Section 8 hereinabove.

         (b) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Bank's affairs by a notice served under Section 8(e)(3) (12 USC (S)1818(e)(3)) or 8(g)(1) (12 USC
(S)1818(g)(1)) of the Federal Deposit Insurance Act, the Association's obligations under this contract shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Association may in its discretion (i) pay the Executive all or part of the compensation withheld while its contract obligations were suspended and (ii) reinstate (in whole or in part) any of its obligations which were suspended.

         (c) If the Executive is removed and/or permanently prohibited from participating in the conduct of the Bank's affairs by an order issued under
Section 8(e)(4) (12 USC (S)1818(e)(4)) or 8(g)(1) (12 USC (S)1818(g)(1)) of
the Federal Deposit Insurance Act, all obligations of the Association under this contract shall terminate as of the effective date of the order, but vested rights of the contracting parties shall not be affected.

         (d) If the Association is in default as defined in Section 3(x)(1) (12 USC (S)1813(x)(1)) of the Federal Deposit Insurance Act, all obligations of the Bank under this contract shall terminate as of the date of default, but this paragraph shall not affect any vested rights of the contracting parties.

         (e) All obligations of the Bank under this contract shall be terminated, except to the extent determined that continuation of the contract is necessary for the continued operation of the Bank, (i) by the Director of the Federal Deposit Insurance Corporation ("FDIC") or his or her designee, at the time the FDIC enters into an agreement to provide assistance to or on behalf of the Bank under the authority contained in Section 13(c) (12 USC (S)1823(c)) of the Federal Deposit Insurance Act; or (ii) by the Director or his or her designee at the time the Director or his or her designee approves a supervisory merger to resolve problems related to operation of the Bank or when the Bank is determined by the Director to be in an unsafe or unsound condition. Any rights of the parties that have already vested, however, shall not be affected by such action.


         (f) Notwithstanding anything herein contained to the contrary, any payments to the Executive by the Company, whether pursuant to this Agreement or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. Section 1828(k), and the regulations promulgated thereunder in 12 C.F.R. Part 359.

16.      SEVERABILITY.

         If, for any reason, any provision of this Agreement, or any part of any provision, is held invalid, such invalidity shall not affect any other provision of this Agreement or any part of such provision not held so invalid, and each such other provision and part thereof shall to the full extent consistent with law continue in full force and effect.

17.      HEADINGS FOR REFERENCE ONLY.

         The headings of sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

18.      GOVERNING LAW.

         This Agreement shall be governed by the laws of the State of Missouri but only to the extent not superseded by federal law.

19.      ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three arbitrators sitting in a location selected by the employee within twenty-five miles of Liberty, Missouri, in accordance with the rules of the American Arbitration Association then in effect. Judgment may be entered on the arbitrator's award in any court having jurisdiction; provided, however, that Executive shall be entitled to seek specific performance of his right to be paid until the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

20.      PAYMENT OF LEGAL FEES.

         All reasonable legal fees paid or incurred by Executive pursuant to any dispute or question of interpretation relating to this Agreement shall be paid or reimbursed by the Bank, provided that the dispute or interpretation has been settled by Executive and the Bank or resolved in the Executive's favor.

21.      INDEMNIFICATION.

         The Bank shall provide Executive (including his heirs, executors and administrators) with coverage under a standard directors' and officers' liability insurance policy at its expense, and shall indemnify Executive (and his heirs, executors and administrators) to the fullest extent permitted under Delaware law against all expenses and liabilities reasonably incurred by him in connection with or arising out of any action, suit or proceeding in which he may be involved by reason of his having been a director or officer of the Bank or the Company (whether or not he continues to be a director or officer at the time of incurring such expenses or liabilities), such expenses and liabilities to include, but not be limited to, judgments, court costs and attorneys' fees and the cost of reasonable settlements (such settlements must be approved by the Board or the board of directors of the Company, as appropriate), provided, however, neither the Bank nor Company shall be required to indemnify or reimburse the Executive for legal expenses or liabilities incurred in connection with an action, suit or proceeding arising from any illegal or fraudulent act committed by the Executive.

22.      NOTICE.

         For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

                  To the Company:                 CCSB Financial Corp.
                                                  1178 West 152 Highway
                                                  Liberty, Missouri 64068

                  To the Bank:                    Clay County Savings Bank
                                                  1178 West 152 Highway
                                                  Liberty, Missouri 64068

                  To the Executive:               John R. Davis

                                                  ______________________________
                                                  ______________________________
                                                  ______________________________

                                   SIGNATURES


         IN WITNESS WHEREOF, the Company and the Bank have caused this Agreement to be executed by their duly authorized officers, and Executive has signed this Agreement, on the day and date first above written. The Company has become a party to this Agreement for the sole purpose of binding itself to the duties and obligations set forth in Sections 11 and 21 hereof.

ATTEST:                                CCSB FINANCIAL CORP.



_________________________              By:______________________________________
Secretary


ATTEST:                                CLAY COUNTY SAVINGS BANK



_________________________              By:______________________________________
Secretary


WITNESS:                               EXECUTIVE:


_________________________              _________________________________________
Secretary                              John R. Davis